AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2006
REGISTRATION STATEMENT NO. 333-137613

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
 Amendment #1

REGISTRATION STATEMENT
Under
The Securities Act of 1933

Iron Link Ltd.
(Name of small business issuer as specified in its charter)

Nevada	4841	Pending
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

800 Bellevue Way NE, Suite #400
Bellevue, WA 98004
Phone: (425) 462-4216
Fax: (425) 462-4217
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Val-U-Corp Services, Inc.
1802 North Carson Street, Suite 212
Carson City, NV 89701
1-800-555-9141
(Name, Address and Telephone Number of Agent for Service)

Approximate Date of Commencement of Proposed Sale to Public:

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.[ X ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[    ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [    ]

Proposed
		Maximum	Proposed Maximum
Class of Securities to	Amount to be	Offering Price	Aggregate Offering	Amount of
be
Registered	Registered	per Unit (2)	Price (1)	Registration Fee

Common Stock	20,000,000	$0.025	$500,000	$53.50

1	Estimated solely for the purposes of calculating the registration fee under Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Iron Link Ltd.

2,000,000 Minimum - 20,000,000 Maximum

COMMON STOCK

There is no public market for our common stock.

We are offering a minimum of 2,000,000 and maximum 20,000,000 shares of our common stock on a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.025 per share. In the event that 2,000,000 shares are not sold within 180 days, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 2,000,000 shares are not sold within the 180 days, or within the additional 90 days if extended, all money received by us will be promptly returned to you without interest or deduction of any kind. If at least 2,000,000 shares are sold within 180 days, or within the additional 90 days, if extended, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate bank account. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we will segregate your funds.

There are no arrangements to place the funds in an escrow, trust or similar account.

Our common stock will be sold by our directors, Alexandre Routkovski and Viktor Krukov.

Investing in our common stock involves risks. See "Risk Factors" starting at page 8.

	Offering Price	Expenses	Proceeds to Us

Per Share - Minimum	$0.025	$0.005	$0.02
Per Share - Maximum	$0.025	$0.0005	$0.0245
Minimum	$50,000	$10,000	$40,000
Maximum	$500,000	$10,000	$490,000

The difference between the “Offering Price” and the “Proceeds to Us” is $10,000. The $10,000 reflects the expenses of the offering. The expenses per share would be adjusted according to the offering amounts between the minimum and maximum. The $10,000 will be paid to unaffiliated third parties for expenses connected with this offering. The $10,000 will be paid from current funds that we have and the first proceeds of this offering once the minimum subscription has been completed.

Our common stock is presently not traded on any market or securities exchange.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the US Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2006.

Dealer Prospectus Delivery Obligation

Until 180 days after the effective date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART I — INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 8. References to “we,” “us,” “our,” “Iron Link” or the “company” mean Iron Link Ltd.

Our Company

Iron Link Ltd. is a development stage company that is in the process of testing and developing IPTV based ethnic media services. IPTV, short for Internet Protocol Television, delivers television as data over a broadband connection that can be viewed on a PC or on a television set equipped with a set-top box. Iron Link is planning to deliver streaming and on-demand content to subscribers residing in the United States and Canada.

We are working towards launching a comprehensive ethnic television services package “Iron Link TV”. Iron Link TV will feature time-delayed television channels from countries in Eastern Europe, Asia and South America. We will offer a large library of Video-On-Demand foreign-language movies and television shows to choose from. Iron Link TV will also focus on distribution of independent content, such as full length features, short films, animation and documentaries.

Our services will be available anywhere in North America where high speed internet is offered. We make our broadcasts available exclusively to our receivers (set-top boxes), not to computers. To subscribe to our service, customers are required to have High Speed Internet access and at least 2 Mbps bandwidth. In addition, an IPTV receiver will have to be purchased, or rented from us to receive our broadcasts. A computer is not required, nor can it be used to view subscription content.

Our principal business office is located at #400 - 800 Bellevue Way NE, Bellevue, Washington 98004, and our telephone number is (425)462-4216. Our fiscal year end is July 31.

The Offering

Following is a brief summary of this offering:

Securities being offered	2,000,000 shares of common stock minimum and 20,000,000 shares of common stock maximum, par value $0.001

Offering price per share	$ 0.025

Offering period	The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Net proceeds to us	Approximately $40,000 assuming the minimum number of shares is sold.

Approximately $488,000 assuming the maximum number of shares is sold.

Use of proceeds	We will use the proceeds to pay for administrative

expenses, the implementation of our business plan, and general working capital.

Number of shares outstanding before the offering	5,000,000

Number of shares outstanding after the offering if all of the shares are sold	7,000,000 (if minimum number of shares are sold) 25,000,000 (if maximum number of shares are sold)

Financial Summary Information

All of the references to currency in this Prospectus are to US Dollars, unless otherwise noted. The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

Income Statement Data

From May 31,
2006
(inception)
to July 31, 2006
Revenue	$0
Expenses	$9,829
Net Profits (Losses)	$(9,829)

Balance Sheet Data

As of
July 31, 2006
Working Capital (deficit)	$(8,526)
Total Assets	$21,094
Total Liabilities	$26,039

As of July 31, 2006, we have a working capital deficiency of $8,526 and accumulated losses of $9,829 since inception.

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

1. There is substantial uncertainty as to whether we will continue operations. If we discontinue operations, you could lose your investment.

Our auditors have discussed their uncertainty in their audit report dated September 14, 2006. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your entire investment.

2. As we have yet to commercially deploy our Iron Link TV services, there is no assurance that we will ever achieve revenues from subscriptions to our Iron Link TV services.

Our plan of operation is focused on selling monthly subscriptions to our Iron Link TV services. We are in the initial stage of development of our IPTV content delivery system and we will have to complete the development work in order to advance to the stage where commercialization is possible. Our ability to achieve revenues and future profitability will depend on our ability to complete development of the Iron Link content delivery system and to successfully market and sell subscriptions to our services. There is no assurance that we will be able to complete the successful development of our content delivery system as a commercially deployable solution or that our marketing and sales efforts will be successful in enabling us to generate revenues.

3. We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on May 31, 2006 and we have not realized any revenues. We have very little operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception to July 31, 2006, is $9,881. Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

4. We are mainly dependent upon the funds to be raised in this offering to advance our business, the proceeds of which may be insufficient to achieve adequate revenues to remain in business. We may need to obtain additional financing which may not be available, which could cause us to cease operations.

We have limited operations. We need the proceeds from this offering to pay for development of our content delivery system, attracting content providers, marketing and continued development of our services. If the maximum of $500,000 is raised, this amount will enable us, after paying the expenses of this offering, to complete development of our content delivery system, enter into content distribution agreements with service providers and begin promotion of the Iron Link TV services. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available, or if available, on terms that will be acceptable to us. If we are not able to obtain needed financing we may have to cease operations. We anticipate that if we are successful in raising $50,000, the $40,000 proceeds net of offering costs along with debt financing, not negotiated yet as of the date of this offering, will enable us to operate for approximately one year. If we are successful in raising the maximum of $490,000, our intention is to increase our spending in the areas of distribution and marketing and we expect these proceeds to last us approximately 36 months.

5.We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

Our industry is highly competitive and subject to rapid change. We expect to experience competition from companies involved in high technologies. We cannot guarantee that our engineering resources will be able to modify our products fast enough to meet customer and market requirements. There are a number of companies that offer IPTV services, and some of our current and potential competitors have greater technical, financial, marketing, sales and other resources than we do. Such competition will potentially affect our chances of achieving profitability, with the result that our business may fail.

6. Our plan to develop relationships with strategic partners and vendors may not be successful.

As part of our business strategy, we will need to develop short- and long-term relationships with partners in the business of providing content for streaming on the internet, vendors of IPTV platform component parts, and other companies who we will need to rely on in order to realize our business plan. For these efforts to succeed, we must identify partners and vendors whose competencies complement ours. We must also enter into agreements with them on attractive terms and integrate and coordinate their resources and capabilities with our own. If we are unsuccessful in our collaborative efforts, our ability to generate revenue and market products could be severely limited or delayed.

7. Our products and services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our Iron Link TV services and IPTV content delivery system may become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new services and video solutions and enhance our current video solutions on a timely and cost-effective basis. Our failure to develop or secure access to additional technologies would delay our development plans and subsequent ability to generate revenue. Further, our video solutions must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new services or enhanced versions of existing video solutions. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received.

8. Our future success is dependent on our existing key employees and hiring and assimilating new key employees and our inability to attract or retain key personnel in the future would materially harm our business and results of operations.

Our success depends on the continuing efforts and abilities of our current management team. In addition, our future success will depend, in part, on our ability to attract and retain highly skilled employees, including management, technical and sales personnel. The loss of services of any of our key personnel, the inability to attract or retain key personnel in the future, or delays in hiring required personnel could materially harm our business and results of operations. We may be unable to identify and attract highly qualified employees in the future. In addition, we may not be able to successfully assimilate these employees or hire qualified personnel to replace them.

9. Our operating results may prove unpredictable which could negatively affect our operating results.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Factors that may cause our operating results to fluctuate significantly include the following:

  our ability to generate enough working capital from future equity sales;
  market penetration of broadband Internet access for our potential customers the level of commercial acceptance of the Iron Link TV services;

  the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure; and
  general economic conditions

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

10. Because our management does not have prior experience in development or marketing of IPTV content delivery systems, our business has a higher risk of failure.

Our directors have no prior experience in development and marketing of IPTV services. As a result, we may not be able to recognize and take advantage of opportunities without aid of qualified marketing and business development consultants. As well, with no direct experience, our management may not be fully aware of industry trends. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

11. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

12. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which impose additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker-dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

There is no established market for the common stock being registered. We intend to apply to the OTC Bulletin Board for the trading of our common stock. This process takes at least three months and the application must be made on our behalf by a market maker, but we have not yet engaged a market maker to make the application on our behalf. If our common stock becomes listed and a market for the stock develops, the actual price of the shares will be determined by prevailing market prices at the time of sale. Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock. Accordingly, you may have difficulty reselling any shares your purchase from Iron Link Ltd.

13. We do not intend to pay dividends and there will be less ways in which you can make a gain on any investment in Iron Link Ltd.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in Iron Link Ltd. will need to come through appreciation of the stock’s price.

14.Because our directors will own 71.43 % of our outstanding common stock, if minimum amount of the offering will be sold, they could make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our directors own 100% of the outstanding shares of our common stock as of the date of this offering. If minimum amount of the shares will be sold our directors will own 71.43% of our outstanding common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Use of Proceeds

Our offering is being made on a self underwritten basis - with a minimum of $50,000 in gross proceeds. The table below sets forth the use of proceeds if $50,000 (i.e. gross proceeds of the minimum offering) or $500,000 (i.e. gross proceeds of the maximum offering) of our common stock is sold.

	$50,000	$500,000

Gross proceeds	$50,000	$500,000
Offering expenses	10,000	10,000
Net proceeds	$40,000	$490,000

The net proceeds will be used as follows:

Outstanding liabilities	$-	$20,000
Software development	20,000	80,000
Marketing and advertising	5,000	50,000
Content providers	5,000	35,000
IPTV platform hardware and set-top boxes	5,000	260,000
General and Administrative	5,000	50,000
TOTAL	$40,000	$490,000

Total offering expenses are $10,000. Of the $10,000, the amounts to be paid from the proceeds for expenses of the offering are: $4,000 for legal fees; $1,000 for filing and registration fees; $3,500 for accounting fees and expenses; $1000 for transfer agent, and, $500 for miscellaneous unforeseen expenses relating to the offering.

As of July 31, 2006, we had spent $3,215 toward the IPTV platform components testing. We intend to spend between $12,000 and $420,000 for further development, marketing and deployment of Iron Link TV IPTV platform.

“General and Administrative Costs” include costs related to operating our office. These costs include rent, telephone service, mail, stationery, accounting, acquisition of office equipment and supplies, costs of paying an administrative assistant, expenses of filing reports with the Securities and Exchange Commission, travel, and general working capital.

Determination of Offering Price

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $500,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

  our lack of operating history
  the proceeds to be raised by the offering
  the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholder, and our cash requirements

Dilution of the Price you Pay for Your Shares

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of July 31, 2006, the net tangible book value of our shares of common stock was a deficit of $(8,526) or approximately $(0.0017) per share based upon 5,000,000 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 25,000,000 shares to be outstanding will be $491,474, or approximately $0.098 per share. The amount of dilution you will incur will be $0.005 per share. The net tangible book value of the shares held by our existing shareholder will be increased by $0.0217 per share without any additional investment on their part. You will incur an immediate dilution from $0.025 per share to $0.020 per share. After completion of this offering, if 20,000,000 shares are sold, you will own approximately 80.00% of the total number of shares then outstanding shares for which you will have made a cash investment of $500,000, or $0.025 per share. Our existing shareholders will own approximately 20.00% of the total number of shares then outstanding, for which they have made contributions of cash, of $5,000, or $0.001 per share.

If 75% of the shares are sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 20,000,000 shares to be outstanding will be $ 366,474, or approximately $ 0.018 per share. The amount of dilution you will incur will be $ 0.007 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0197 per share without any additional investment on their part. You will incur an immediate dilution from $0.025 per share to $ 0.018per share.

After completion of this offering, if 15,000,000 shares are sold, you will own approximately 80.00% of the total number of shares then outstanding shares for which you will have made a cash investment of $375,000, or $0.025 per share. Our existing shareholder will own approximately 20.00% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $5,000, or $0.001 per share.

If the minimum number of the shares is sold:

Upon completion of this offering, in the event 10% or the minimum amount of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $41,474 or approximately $ 0.006 per share. The amount of dilution you will incur will be $ 0.019 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0077 per share without any additional investment on their part. You will incur an immediate dilution from $0.025 per share to $ 0.006 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.57% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.025 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $5,000, or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$(8,526)
Potential gain to existing shareholders per share	$0.025
Net tangible book value per share after offering	$491,474
Increase to present stockholders in net tangible book value per share after offering	$0.025
Capital contributions	$5,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering held by existing stockholders	5,000,000
Percentage of ownership after offering	20.00%

Purchasers of shares in this offering if all shares sold

Price per share	$0.025
Dilution per share	$0.005
Capital contributions	$500,000
Number of shares after offering held by public investors	20,000,000
Percentage of ownership after offering	80.00%

Purchasers of shares in this offering if 75% of shares sold

Price per share	$0.025
Dilution per share	$0.007
Capital contributions	$375,000
Number of shares after offering held by public investors	15,000,000
Percentage of ownership after offering	75.00%

Purchasers of shares in this offering if the minimum number of shares sold

Price per share	$0.025
Dilution per share	$0.019
Capital contributions	$50,000
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	28.57%

Plan of Distribution; Terms of the Offering

We are offering a minimum of 2,500,000 and up to a maximum of 20,000,000 shares of common stock on a direct public offering basis, without any involvement of underwriters or broker-dealers. The offering price is $0.025 per share. Funds from this offering will be placed in a separate bank account. We will hold the funds in the account until we receive a minimum of $50,000 at which time we will appropriate the funds for the purposes we have described above. Any funds received by us thereafter will be immediately appropriated by us. If we do not receive the minimum amount of $50,000 within 180 days of the effective date of our Prospectus, or within an additional 90 days if we so choose, all funds will be promptly returned to you without a deduction of any kind. During the 180 day period and possible additional 90 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $50,000 within the 180 day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. There are no finders involved in our distribution.

We will sell the shares in this offering through our directors. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker-dealers or associated with a broker-dealer. They have not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the “Commission”), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the offering. We will not utilize the Internet to advertise our offering.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days, and an additional 90 days, if so elected by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement; and
2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to Iron Link Ltd.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Description of Business

General

We were incorporated in the State of Nevada on May 31, 2006. Subsequent to incorporation we acquired a private company, Iron Link TV Ltd. controlled by our director at the time of acquisition. We have started operations by entering into a software development and consulting agreement with ALX Database Support Inc. through our wholly owned subsidiary, Iron Link TV Ltd. ALX is currently conducting research for Iron Link on existing complete end-to-end VOD/IPTV platform solutions for live broadcasting and video on demand services. ALX is currently testing and evaluating the IPTV platform component parts from various vendors for the purpose of verification of broadcasting capabilities and compatibility of various video servers, set-top-boxes and all other related equipment.

We are a start-up stage corporation with limited operations and no revenues from our business operations. For the period ended July 31, 2006 we generated no revenue. Our business office is located at 800 Bellevue Way NE, Bellevue, Washington 98004. Our telephone number is (425)462-4216.

We have begun very limited operations and will advance our operations until we complete this offering. Our plan of operation is forward looking and there is no assurance that we will ever be successful in our plan of operations.

INDUSTRY BACKGROUND

IPTV (Internet Television Protocol) delivers television programming to households via a broadband connection using Internet protocols. It requires an IPTV set-top box connected to a television set and is typically bundled with other services like Video On Demand, voice over IP (VOIP) and web access.

Delivery of television services has historically been a closed market where delivery was completed by local television broadcast companies or by a limited number of cable companies and satellite television companies. The ability to deliver television via the Internet offers the ability for on-demand broadcasting of thousands of television channels originating anywhere in the world to be broadcast directly to the consumers’ homes.

There is a demand among consumers for the ability to watch movies on their televisions. This demand is presently satisfied by a combination of DVD rental stores and on-demand services available to some consumers through cable and satellite television services. The ability to offer movies, television shows and other programming, such as independently-produced films and documentaries to consumers via the Internet presents a new opportunity for providers to offer this content on demand to their customers.

The Iron Link Platform

The below diagram represents the functional components of the Iron Link IPTV platform, which we are going to implement. Currently, we are evaluating hardware components from suppliers in Great Britain and China and software which will be necessary for implementation of our services. After evaluation we may modify the proposed IPTV platform according to recommendations of our consultants.

Broadband Internet (9)

Broadband Internet refers to the ability to access the Internet at high speeds of data connection. These data speeds are measured in terms of kilobits per second (“Kbits”) (ie. 1000 bits of data information per second) per second and megabits per second (“Mbits”) (ie. 1,000,000 bits of data information per second). Broadband Internet generally refers to data speeds in excess of 2 Mbits per second. At these data speeds, it becomes possible to stream video content to consumers via the Internet from computer servers that have been configured and programmed to deliver video streaming.

Broadband Internet connections are becoming increasingly available to consumers as telecommunication companies throughout the world expand their ability to deliver broadband Internet via cable, digital fibre and ADSL connections. As the market penetration of broadband Internet increases, the number of potential consumers for a technology solution that enables the delivery of video content via the Internet increases. Accordingly, as rates of broadband Internet access increase amongst consumers, a market opportunity is generated to provide on-demand video content to these consumers via the Internet.

Conditional Access (5)

Conditional access systems are equipment and process that are used to allow the access, selection and transfer of services and media to authorized users and devices. Conditional access systems can use access control and display equipment (such as set top boxes) that allow the user to view and select, transfer or view media.

Content Owners (2)

The video content that consumers will demand and that may be delivered via the Internet is owned by the creators of this video content and their licensees. The ownership of the video content and the rights to distribute the video content are the subject to intellectual property laws that will prohibit the unauthorized transmission or copying of the video content. Accordingly, any solution for the delivery of on-demand video content via the Internet must be deployed by the owners of the intellectual property rights to distribute the video content or under contractual agreement with the owners of these intellectual property rights.

Content Packager and Content Aggregator (2)

A content aggregator is a company that obtains the rights from multiple content providers to resell and distribute through other communication channels. A content aggregator typically receives and reformats media content, stores or forwards the media content, controls and/or encodes the media for security purposes, accounts for the delivery of media and distributes the media to the systems that sell and provide the media to customers.

Digital Rights Management (7)

The incorporation of “digital rights management” is a key element of the success of any service that attempts to deliver video on demand via the Internet. Digital rights management refers to encryption techniques that are used in order to ensure that the video content that is delivered to consumers via the Internet is not copied without authorization from the owner of the intellectual property rights to the video content that has been delivered. We anticipate that owners of video content who authorize the delivery of video content via the Internet will insist on digital rights management features being incorporated into any technology solution that is used to deliver licensed video content via the Internet.

IP Scrambler (4)

A device that transposes or inverts signals sent over the internet in a unicast. Unicast is the term used to describe communication where a piece of information is sent from one point to another point. In this case there is just one sender, and one receiver. The message is scrambled for protection of content so it can be viewed only by the viewer requesting the content.

Middleware (6)

Middleware is the software programs that operate between the core application layer of a system and a lower layer of the network. An example of middleware is electronic programming guide (EPGs) that reside in cable converter boxes that allow a customer to select from a list of available video programs.

Set-Top Box (8)

An electronic device that adapts a communications medium to a format that is accessible by the end user. Set top boxes are commonly located in a customer’s home to allow the reception of video signals on a television or computer. Some set-top boxes include advanced features, such as a built-in hard drive to allow the consumer to record live television programming or schedule advanced downloads of Video On Demand content for uninterrupted viewing capability. Advanced downloading is especially beneficial for High Definition content, which could be problematic to watch in streaming format due to network connectivity problems.

Video Encoder (1)

An encoder is a device that processes one or more input signals into a specified form for transmission and/or storage. The video encoder converts audio and video from sources of incoming streaming content into an appropriate transmission format (MPEG-2 or MPEG-4) and then encapsulates them in IP packets that can be routed across standard local area networks.

Video on Demand (VOD) Server (3)

A video on demand server is an application server that receives requests for video or multimedia programs and provides access to the requested media for authorized users.

Our Services

Iron Link Ltd. is a development stage company that is in the process of developing and testing IPTV based ethnic media services. Iron Link is planning to deliver streaming and on-demand content to subscribers residing in the United States and Canada.

We are working towards launching a comprehensive ethnic television services package. Iron Link TV will feature time-delayed television channels from countries in Eastern Europe, Asia and South America. We will offer a library of Video-On-Demand foreign-language movies and television shows to choose from. Iron Link TV will also focus on distribution of independent content, such as full length features, short films, animation and documentaries.

Our services will be available anywhere in the United States and Canada where high speed internet is offered. We make our broadcasts available exclusively to our receivers, not to computers. To subscribe to our service, customers are required to have High Speed Internet access and at least 2 Mbps bandwidth. In addition, an IPTV receiver will have to be purchased from us to receive our broadcasts. A computer is not required, nor can it be used to view subscription content.

Competition

Competition for Iron Link TV services comes from three sources: current cable television providers, satellite television service providers, and current providers of IPTV services.

In the United States, all major cable television providers offer multicultural programming options. This includes Comcast, Time Warner Cable, and Cox cable, which are the three largest cable providers in the United States. DIRECTV, the largest satellite television service provider offers 11 international packages. All these entities have significantly greater financial resources, industry expertise and managerial capabilities than we do, consequently, we will be at a competitive disadvantage in identifying possible business opportunities.

Several foreign IPTV providers have emerged, targeting foreign markets. now TV, a Hong-Kong based service offers pay TV channels. Homechoice, a UK-based IPTV provider, offers live channels and Video On Demand services.

In the U.S. market, there are several smaller companies offering ethnic IPTV services, such as International Media Broadcasting and OverseaTV. They offer a limited selection of ethnic television programming. As well, major telecom companies, such as Verizon and AT&T are currently conducting tests for large scale implementation of IPTV services in the near future. Nearly all these entities have significantly greater financial resources, industry expertise and managerial capabilities than we do, consequently, we will be at a competitive disadvantage in identifying possible business opportunities.

Trademarks and Copyrights

We have not filed for any protection of our trademarks.

Government Regulation

The telecommunications industry is highly regulated, and both we and our future customers and users may be affected by changes in regulation of telecommunication services. We will be directly subject to government regulation of the delivery of telecommunications services, specifically, regulations that restrict or prohibit the delivery of video services via the Internet will affect our business adversely. Modifying our system to comply with government regulation may be costly and time-consuming and our failure to do so could result in our inability to attract a customer base and carry out our plan of operations. Further, the existence of government regulation in markets into which we may wish to enter may impose prohibitive costs of operation which could result in our determination not to offer our Iron Link TV services in these markets. In addition, laws that handle those issues do not exist in some countries and need to be drafted.

Management’s Discussion and Analysis or Plan of Operation

We are a start-up stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have deployed our Iron Link TV services and marketed our services sufficiently to generate sales and subsequently revenue for us. Accordingly, we must raise cash from sources other than operations.

To meet our need for cash we are attempting to raise money from this offering. If we raise the minimum amount through this offering, we will be able to carry out our plan of operations for a limited deployment of our services to 100 customers and remain in business for twelve months. If we are unable to generate revenues after the twelve months for any reason, or if we are unable to make a reasonable profit after twelve months, we may have to cease operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last for twelve months but with limited funds available to build and grow our business. If we raise the maximum amount, we believe the money will last for three years and also provide funds for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

Assuming that we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will limit our expenditures to build a complete IPTV system for a small test deployment. Further we do not expect significant changes in the number of employees. Currently we do not have any employees.

Upon completion of our public offering, our specific goal will be to test, develop back-end software for our services, purchase or lease hardware and enter into agreements with service aggregators and content owners. We intend to accomplish the foregoing through the following milestones:

1. Complete our public offering. We believe that we will raise sufficient capital to continue our operations.

We believe this could take up to 270 days from the date the Commission declares our offering effective. We intend to concentrate all of our efforts on raising as much capital as we can during this period. If we have not raised the maximum amount of capital during the first 180 days of this offering, our management may decide to extend this offering by 90 days.

2. We will complete testing of all IPTV platform components under consideration for integration into our system by September 30, 2006. We are currently in this stage of our operations. We hired ALX Database Support, Inc. to conduct testing of hardware components and advise us on which components will be most suitable to our needs.

3. We will begin and complete development and set-up of Operations Support Systems (OSS) and Business Support Systems (BSS) for our services. This will involve software development of a self-service portal where the subscriber is able to manage their subscription, activate new services and deactivate existing ones; Customer Relationship Management (CRM) system; acquisition and integration of the charging and billing system; service management system; inventory management system; order management system, and subscriber management. We expect this stage to be completed by March 31, 2007.

If we raise the minimum amount of this offering ($40,000 net after anticipated offering expenses), we intend to complete this stage by scaling back on some of the extra services we can offer subscribers, such as on-screen management of their subscription options and services, sophisticated billing system, messaging options and on-screen customer service and help files. In a pilot project, we may use a limited number of required IPTV platform components including utilization of a manual charging and billing system and inventory management.

4. If we are successful in raising the maximum amount of this offering ($490,000 net after anticipated offering expenses), we intend to purchase or lease 1,000 set-top boxes, video delivery server (for streaming video channels), video storage server (for offering Video-On-Demand movies and other programming), middleware management server (for managing IPTV viewers and videos) and other hardware needed to set up our system. We will be able to deploy our services to up to 1,000 subscribers if we raise the maximum amount of this offering. We expect this stage to be completed by June 30, 2007.

If we do not raise the maximum proceeds, or close to the maximum amount, we will purchase a smaller amount of set-top boxes and lease some or all of the necessary hardware. If we are only able to raise the minimum amount of this offering ($40,000 net after anticipated offering expenses), we will purchase or lease up to 100 set-top boxes and lease all other hardware. We will be able to deploy a limited number of channels and video-on demand content to up to 100 customers as a field test deployment. We will purchase more set-top boxes to expand our customer base from proceeds of subsequent equity financing.

5. We will begin negotiating with content aggregators and providers to secure the first streaming content and on-demand movies or independent content for our Iron Link TV services. We expect to begin this stage in March, 2007. Securing content is an ongoing matter which will continue during the life of our operations to increase our content offering. We expect the content for our first deployment to be negotiated by June 30, 2007.

6. We expect to complete integration of hardware components, OSS/BSS and set-up of all systems by August 30, 2007. If we raise the maximum amount of this offering, we expect to hire a full-time technical support specialist, two part-time customer service representatives and an administrative assistant. We expect it will cost us approximately $8,000 per month. We may need to secure extra office space and server co-location space to accommodate our hardware equipment and additional personnel. If we raise the minimum amount of this offering, we do not expect to hire any personnel for the first deployment of Iron Link TV services to 100 customers.

7. We expect to deploy our services in the first week of September, 2007. We will launch a full version of our website (www.ironlinktv.com) for promotion of our services. Depending on the size of our deployment, we will market our services to local customers in the Bellevue, WA area via print, radio and billboard advertising to our target market of foreign language viewers. If we are successful in generating revenues from our initial deployment, we intend to expand our content offering, purchase additional set-top boxes and increase marketing spending to expand our customer base.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage operations and have generated no revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to successfully deploy and promote our Iron Link TV services. We are seeking equity financing to provide for the capital required to deploy and begin promotion of our services.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on May 31, 2005, to July 31, 2006

During the period from our inception to July 31, 2006, we have entered into a software development and consulting agreement with ALX Database Support, Inc. We hired consultants in the areas of bookkeeping and accounting. We also retained an attorney for the preparation of this Registration Statement, and an auditor to audit our financial statements. Our loss since inception is $9,881 of which $73 is for amortization; $61 is for bank charges; $2,000 is for officer compensation; $1,041 is for product testing; $2,174 is for consulting; $886 is for office and administration; $3,637 is for travel expenses.

We have reserved the domain name www.ironlinktv.com for future promotion of our services online.

Since inception, we have sold 2,500,000 shares of common stock to Alexandre Routkovski, our director, president, treasurer, CEO and CFO, for $2,500 and additional 2,500,000 shares of common stock for $2,500 to Viktor Krukov, our director and Secretary.

Liquidity and Capital Resources

As of July 31, 2006, our total assets were $21,094 in cash, prepaid expenses and computer equipment, and our total liabilities were $26,039 for a total working capital deficit of $8,976. Our director is owed $26,039 for cash advances, interest, and expenditures incurred on behalf of the company. We expect to incur substantial losses over the next two years.

As of July 31, 2006, we had cash of $16,849, and we believe that we need an additional minimum of $40,000 to meet our capital requirements over the next 12 months. Our intention is to obtain this money through this offering.

Known Material Trends and Uncertainties

As of July 31, 2006, Iron Link has no off balance sheet transactions that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

We believe that the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decision of the Board of Directors not to pursue a specific course of action based on a re-assessment of the facts or new facts, or changes in general economic conditions.

Legal Proceedings

No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

We are not aware of any pending or threatened legal proceedings which involve Iron Link.

Directors and Officers

Our Bylaws provide that we shall have a minimum of one director. There is no stated maximum number of directors allowed but such number may be fixed from time to time by action of the stockholders or of the directors.

Name	Age	Position

Alexandre Routkovski	50	President, Chief Executive
		Officer, Chief Financial
		Officer,
		Principal Accounting Officer,
		Treasurer, Director

Victor Krukov	41	Secretary, Director

The directors will serve as directors until our next annual shareholder meeting or until successors are elected who accept the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Iron Link’s affairs.

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Alexandre Routkovski graduated from the Moscow State University MAMI, Russia in 1977 with a Diploma in Mechanical Engineering. From 1977 to 1998 Mr. Routkovski worked at various scientific and engineering firms in Moscow, Russia. After arriving to Canada, Mr. Routkovski completed two-year full-time program at Vancouver Community College. From 2000 to present Mr. Routkovski co-owned and operated a Vancouver-based private company “Video Centre” whose business is renting home videos and satellite dish installation.

Mr. Routkovski has acted as our President, chief executive officer and director since July 10, 2006. Mr. Routkovski intends to devote approximately 25% of his business time to our affairs.

Mr. Victor Krukov graduated from Novosibirsk Institute of Information Technology in 1991 in Russia with a Diploma in Electronics. Since 1991 to present Mr. Krukov is working as an engineer in the Novosibirsk City Hall’s Engineering Department.

Mr. Krukov has acted as our Secretary since May 31, 2006. Mr. Krukov intends to devote approximately 20% of his business time to our affairs.

COMPENSATION

There are no formal written employment arrangements in place. During the period ended July 31, 2006 management services of $2,000 paid to Mr. Routkovski were charged to operations. In addition, we have agreed to reimburse our directors for expenses incurred on our behalf. We do not have any agreements or understandings that would change the terms of compensation during the course of the year. We do not anticipate compensating any directors.

The table below shows what we have paid to our directors since our inception of May 31, 2006 through July 31, 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year Ended	Annual Compensation			Long Term Compensation			All Other Compen- sation ($)
					Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)
Alexandre Routkovski, President, Treasurer, Chief Financial Officer, Director	05-31-06 (inception) to 07-31-06	$2,000 (1)	-0-	-0-	-0-	-0-	-0-	-0-
Viktor Krukov, Secretary, Director	05-31-06 (inception) to 07-31-06	$0	-0-	-0-	-0-	-0-	-0-	-0-

(1) Mr. Routkovski has been paid $2,000 for management services

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the period ended July 31, 2006 a director of the company provided a $20,000 loan to the Company. The loan payable is unsecured, bears interest at 6.5% per annum, and consists of $10,000 of principal due on July 28, 2007, and $10,000 of principal due on July 31, 2007, and $9 of accrued interest payable. If the loan and accrued interest is not paid within 30 days of the due date, the

Company will be required to pay a late charge equal to 5% of the overdue payment. At the option of the holder, after the maturity date, or upon any default, the loan will bear interest at 15% per annum.

In addition, as at July 31, 2006, the Company owed $6,030 to a director of the company for expenses incurred on behalf of the Company.

Audit Committee

The Audit Committee is currently composed of two members, Alexandre Routkovski and Victor Krukov. Our Board of Directors has determined that we do not have an audit committee financial expert serving on its audit committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director of Iron Link Ltd. and to be a member of the audit committee outweighs the benefits of having a financial expert on the committee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of October 30, 2006, of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of October 30, 2006, there were 5,000,000 common shares issued and outstanding. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class Before Offering (%)	Percent of Class After Offering with Minimum Number of Shares Sold (%)	Percent of Class After Offering with Maximum Number of Shares Sold (%)
Common	Alexandre Routkovski President, Treasurer, Chief Financial Officer, Director	2,500,000	50.00	35.72	10.00
Common	Viktor Krukov Secretary, Director	2,500,000	50.00	35.72	10.00
	All Officers and Directors as a Group	5,000,000	100.00	71.43	20.00

1	Includes shares that could be obtained by the named individual within the next 60 days.

Changes in Control

There are currently no arrangements which would result in a change in control of Iron Link.

Description of Securities

The authorized capital stock of Iron Link consists of 75,000,000 common shares, $0.001 par value.

Common Stock

Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Iron Link, whether voluntary or involuntary, to share equally in the assets of Iron Link available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Iron Link's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Iron Link Ltd. common stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore. Iron Link does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Iron Link’s financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Stock Transfer Agent

Upon completion of this offering, we intend to engage an independent stock transfer agency firm to serve as our registrar and stock transfer agent.

Shares Eligible for Future Sale

The 20,000,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. Our 5,000,000 issued and outstanding shares have been held since July 2006 (and are subject to the sale limitations imposed by Rule 144 (see below). The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or

(ii) the average weekly trading volume in the common sock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dennis H. Johnston, our legal counsel, has provided an opinion on the validity of our common stock. We retained him solely for the purpose of providing this opinion and have not received any other legal services from him.

The financial statements included in this prospectus and the registration statement have been audited by Ronald R. Chadwick P.C., Certified Public Accountant, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

Certain Relationships and Related Transactions

We have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded $60,000.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our Prospectus has been declared effective by the Commission. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the OTC Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

We intend to apply for listing of the securities on the OTC Bulletin Board, but there can be no assurance that we will be able to obtain this listing. The OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTC Bulletin Board stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Financial Statements
Iron Link Ltd.
(A Development Stage Company)
July 31, 2006

Index

Report of Independent Registered Public Accounting Firm	F–1
Balance Sheet	F–2
Statement of Operations	F–3
Statement of Stockholders’ Deficit	F–4
Statement of Cash Flows	F–5
Notes to the Financial Statements	F–7

IRON LINK LTD.
(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

July 31, 2006

F-i

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Iron Link Ltd.
Vancouver, British Columbia

I have audited the accompanying consolidated balance sheet of Iron Link Ltd. (a development stage company) as of July 31, 2006 and the related statements of operations, stockholders' equity and cash flows for the period from May 30, 2006 (inception) through July 31, 2006. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Iron Link Ltd. as of July 31, 2006 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from May 30, 2006 (inception) through July 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado	/s/ Ronald R. Chadwick, P.C.
September 14, 2006	RONALD R. CHADWICK, P.C.

IRON LINK LTD.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
July 31, 2006

ASSETS

Current assets
Cash	$16,849
Prepaid expenses	214
Total current assets	17,063

Property and equipment, net	3,581
Security deposit	450
4,031

Total Assets	$21,094

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
Due to related parties	$6,030
Notes payable related parties	20,009
Total current liabilties	26,039

Total Liabilities	26,039

Stockholders' Equity
Common stock, $.001 par value;
75,000,000 shares authorized;
5,000,000 issued and outstanding	5,000
Additional paid in capital	-
Deficit accumulated during the development stage	(9,881)
Accumulated other comprehensive income (loss)	(64)
Total Stockholders' Equity	(4,945)

Total Liabilities and Stockholders' Equity	$21,094

The accompanying notes are an integral part of the consolidated financial statements.

IRON LINK LTD.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
May 30, 2006 (Inception) Through July 31, 2006

Revenue	$-

Expenses:
Depreciation	73
Bank charges	61
Product testing	1,041
Consulting	2,174
Officer compensation	2,000
Office and administrative	886
Travel	3,637
9,872

Loss from operations	(9,872)

Other income (expense)
Interest expense	(9)

Income (loss) before provision for income tax	(9,881)

Provision for income tax	-

Net income (loss)	$(9,881)

Other comprehensive income (loss) - net of tax
Foreign currency translation gains (losses)	(64)

Comprehensive loss	$(9,945)

Net income (loss) per share
(Basic and fully diluted)	$(0.03)

Weighted average number of
common shares outstanding	286,885

The accompanying notes are an integral part of the consolidated financial statements.

IRON LINK LTD.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

				Deficit
				Accum.	Accum.
				During the	Other	Stock-
	Common Stock		Paid In	Development	Compre.	holders'
	Shares	Amount	Capital	Stage	Income/(Loss)	Equity
Balances at May 30, 2006	-	$-	$-	$-	$-	$-

Issuance of stock for cash	5,000,000	5,000	-			5,000

Foreign currency

translation gain (loss)					(64)	(64)

Net gain (loss) for the period
ended July 31, 2006				(9,881)		(9,881)

Balances at July 31, 2006	5,000,000	$5,000	$-	$(9,881)	$(64)	$(4,945)

The accompanying notes are an integral part of the consolidated financial statements.

IRON LINK LTD.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
May 30, 2006 (Inception) Through July 31, 2006

Cash Flows From Operating Activities:
Net income (loss)	$(9,881)

Adjustments to reconcile net income to
net cash provided by (used for)
operating activities:
Depreciation	73
Prepaid expense	(214)
Security deposits	(450)
Accounts payable related parties	6,030
Net cash provided by (used for)
operating activities	(4,442)

Cash Flows From Investing Activities:
Purchase of fixed assets	(3,654)
Net cash provided by (used for)
investing activities	(3,654)

(Continued On Following Page)

The accompanying notes are an integral part of the consolidated financial statements.

IRON LINK LTD.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
May 30, 2006 (Inception) Through July 31, 2006
(Continued From Previous Page)

Cash Flows From Financing Activities:
Note payable related parties	20,009
Issuance of common stock	5,000
Net cash provided by (used for)
financing activities	25,009

Effect of exchange rate changes on cash	(64)

Net Increase (Decrease) In Cash	16,849
Cash At The Beginning Of The Period	-

Cash At The End Of The Period	$16,849

Schedule Of Non-Cash Investing And Financing Activities

None

Supplemental Disclosure

Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of the consolidated financial statements.

IRON LINK LTD.
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
July 31, 2006

Note 1	Nature and Continuance of Operations

Iron Link Ltd. (the Company or “Iron Link”) was incorporated on May 31, 2006 under the laws of the State of Nevada, USA.

The Company owns 100% of the issued and outstanding common shares of Iron Link TV Ltd. (Iron Link TV), a British Columbia, Canada company, whose business is developing a television programming delivery system based on IPTV technology. IPTV, short for Internet Protocol Television, delivers television as data over a broadband connection that can be viewed on a PC or on television set equipped with set-top box. Iron Link is planning to deliver streaming content and Video On Demand services to customers in North America.

Going Concern

The Company commenced operations on May 31, 2006 and has not realized any revenues since inception. The Company has a deficit accumulated to July 31, 2006 in the amount of $9,881. The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company to date has funded its initial operations through the issuance of 5,000,000 shares of capital stock for proceeds of $5,000 and loans from directors in the amount of $20,000. Management plans to raise additional funds through issuance of additional capital stock and further loans from directors.

Note 2	Significant Accounting Policies

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

The consolidated financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

a)	Basis of Presentation

These consolidated financial statements include the accounts of the Company and its wholly-owned Canadian subsidiary, Iron Link TV Ltd. All inter-company transactions and balances have been eliminated.

b)	Development Stage Company

The Company complies with Financial Accounting Standard Board Statement (“FAS”) No. 7 and The Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage.

Iron Link Ltd.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
July 31, 2006 – Page 2

Note 2	Significant Accounting Policies – (cont’d)

c)	Technology Rights

In accordance with ” Statement of Position (SOP) No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” and SFAS No. 86, software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until commercial operations have commenced. These capitalized costs are subject to an ongoing assessment of recoverability based on anticipated future revenues and changes in hardware and software technologies. Software development costs capitalized include direct labour and purchased software expenses incurred after technological feasibility has been established. Amortization of capitalized application software development costs begins upon the commencement of commercial operations. Capitalized costs will be amortized over the estimated product life of three to five years, using the greater of the straight-line method or the ratio of current product revenues to total projected future revenues. At the balance sheet date, the Company evaluates the net realizable value of the capitalized costs and adjusts the current period amortization for any impairment of the capitalized asset value.

d)	Depreciation and Amortization

Depreciation and amortization are provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The accelerated methods have been used for computer equipment for financial reporting purposes, accelerated methods are used for tax purposes.

e)	Foreign Currency Translation

The Company’s wholly-owned subsidiary translates amounts from its functional currency, Canadian dollars, to the reporting currency, United States dollars, in accordance with the Statement of Financial Accounting Standards (“FAS”) No. 52, “Foreign Currency Translation”. At each balance sheet date, recorded balances that are denominated in a currency other than the reporting currency are adjusted to reflect the current exchange rate which may give rise to a foreign currency translation adjustment accounted for as a separate component of stockholders’ equity.

Transactions undertaken in currencies other than the reporting currency are translated at the exchange rate in effect as of the transaction date. Any exchange gains or losses are included in the statement of operations.

Iron Link Ltd.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
July 31, 2006 – Page 3

Note 2	Significant Accounting Policies – (cont’d)

f)	Impairment of Long-Lived Assets

Capital assets are reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”, which was adopted effective January 1, 2002. Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

g)	Organization Costs

The Company has adopted the provisions of AICPA Statement of Position 98-5, “Reporting on the Costs of Start-Up Activities” whereby organization and initial costs incurred with the incorporation and initial capitalization of the Company are charged to operations as incurred.

h)	Income Taxes

The Company follows FAS No. 109, “Accounting for Income Taxes” which requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of FAS 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.

i)	Basic and Diluted Loss Per Share

The Company computes net loss per share in accordance with FAS No. 128, "Earnings Per Share" (“FAS 128”). FAS 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted EPS gives effect to all dilutive potential common shares outstanding during the year including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the year is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti dilutive.

Iron Link Ltd.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
July 31, 2006 – Page 4

Note 2	Significant Accounting Policies – (cont’d)

j)	Financial Instruments

The carrying values of cash, accounts payable and accrued liabilities and due to related parties approximate their carrying values due to the short-term maturity of these instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

k)	New Accounting Standards

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140”, to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special- purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. Management does not expect the adoption of this statement will have a material impact on the Company’s results of operations or financial condition..

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write- downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. Management is currently evaluating the impact, which the adoption of this standard will have on the Company’s financial statements.

In June 2006, the FASB issued FASB Interpretation Number 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109."

Iron Link Ltd.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
July 31, 2006 – Page 4

Note 2	Significant Accounting Policies – (cont’d)

	k)	New Accounting Standards – (cont’d)

This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes." This Interpretation is effective for fiscal years beginning after December 15, 2006. This company is currently assessing the effect of this Interpretation on its financial statements.

Note 3	Fixed Assets

The following table illustrates the capitalized cost less accumulated depreciation arriving at the net carrying value on our books at July 31, 2006.

2006

Computer equipment	$3,654
Less: accumulated amortization	(73)

$3,581

Note 4	Capital Stock

The total number of authorized common stock that may be issued by the Company is 75,000,000 shares of stock with a par value of one tenth of one cent ($0.001) per share.

During the period from May 31, 2006 (Date of Inception) to July 31, 2006, the Company issued 5,000,000 common shares to directors of the Company for proceeds of $5,000.

At July 31, 2006 there were no outstanding stock options or warrants.

Note 5	Related Party Transactions – Notes 4 and 5

a)	The President of the Company provides management services to the Company. During the period ended July 31, 2006, the Company incurred $2,000 for executive compensation.

b)
During the period ended July 31, 2006 a director of the Company provided a $20,000 loan to the Company. The loan payable is unsecured, bears interest at 6.5% per annum, and consists of $10,000 of principal due on July 28, 2007, and $10,000 of principal due on July 31, 2007, and $9 of accrued interest payable. If the loan and accrued interest is not paid within 30 days of the due date, the Company will be required to pay a late charge equal to 5% of the overdue payment. At the option of the holder, after the maturity date, or upon any default, the loan will bear interest at 15% per annum.

Iron Link Ltd.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
July 31, 2006 – Page 4

Note 5	Related Party Transactions – Notes 4 and 5 (Cont’d)

c)
The amounts due to related parties include $6,030 which is due to a director of the Company and represent cash advances and expenses incurred on behalf of the Company. This amount is unsecured, non-interest bearing and has no specific terms of repayment.

Note 6	Income Taxes

The following table summarizes the significant components of the Company’s deferred tax assets:

2006
Statutory tax rate	15%
Deferred tax assets
Non-capital loss carryforward	$1,474
Less: valuation allowance	(1,474)
$-

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

At July 31, 2006, the Company has a tax loss carryforward of $9,881 which will expire in 2026, the benefit of which has not been recorded in these financial statements.

Note 7	Common Control Acquisition

By agreement dated June 1, 2006, the Company acquired 100% of the issued and outstanding common shares of Iron Link TV, Ltd. for $10, in an acquisition accounted for as a transaction between entities under common control. The subsidiary's business is developing a television programming delivery system based on IPTV technology. The Company has accounted for the acquisition pursuant to guidance in SFAS 141, Appendix D, which requires in general the combining of the financial position and operations of the parent and acquired subsidiary for all financial statement periods presented. Iron Link TV, Ltd. was incorporated in 2006 and had no assets, liabilities, or operations prior to June 1, 2006.

Iron Link Ltd.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
July 31, 2006 – Page 4

Note 8	Financial Instruments

Foreign Currency Risk:

The Company is exposed to fluctuations in foreign currencies through accounts payable to be settled in Canadian dollars. The Company monitors this exposure, but had no hedge positions at July 31, 2006.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

The accounting firm of Ronald R. Chadwick, P.C., Certified Public Accountant, audited our consolidated financial statements. Since inception, we have had no changes in or disagreements with our accountants.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Officer and Directors

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

Filing fees and registration fees	$1,000
Legal fees and expenses	4,000
Accounting fees and expenses	3,500
Transfer agent fees	1,000
Miscellaneous	500
Total	$10,000

All amounts are estimates other than the Commission's registration fee.

Recent Sales of Unregistered Securities

Since inception on May 31, 2006, we have sold conducted the following sales of unregistered securities. These transactions did not involve public offerings and were exempt from registration pursuant to Section 4(2) and Regulation S of the Securities Act:

  On July 27, 2006, Iron Link issued 2,500,000 common shares to our Secretary, Victor Krukov, at a price of $0.001 per share for total proceeds of $2,500.
  On July 28, 2006, Iron Link issued 2,500,000 common shares to our President, Alexandre Routkovski, at a price of $0.001 per share for total proceeds of $2,500.

Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation *
3.2	Bylaws*
5.1	Legal opinion of Dennis H. Johnston with consent to use*
10.1	Software Development and Consulting Agreement*
23.1	Consent of Ronald R. Chadwick, Certified Public Accountant

* - filed as an exhibit to our registration statement on Form SB-2 filed on September 27, 2006

Undertakings

Iron Link hereby undertakes:

1.	to file, during any period in which offers or sales are being made, a post-effective amendment to this Prospectus to:

include any Prospectus required by Section 10(a)(3) of the Securities Act;

reflect in the Prospectus any facts or events arising after the effective date of the Prospectus (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Prospectus. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Prospectus; and

include any material information with respect to the plan of distribution not previously disclosed in the Prospectus or any material change to such information in the Prospectus;

2.
that for determining liability under the Securities Act, treat each post-effective amendment as a new Prospectus of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

3.	to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

4.
in the event that a claim for indemnification against the liabilities, other than the payment by Iron Link of expenses incurred and paid by a director, officer or controlling person of Iron Link in the successful defense of any action, suit or proceeding, is asserted by the director, officer or controlling person in connection with the securities being registered by this Prospectus, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

Signatures

In accordance with the requirements of the Securities Act, Iron Link Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Prospectus on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, Washington State, U.S.A., on October 30, 2006.

IRON LINK LTD.

By:	/s/ Alexandre Routkovski
President, CEO, CFO and Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Alexandre Routkovski	President, CEO, Treasurer, CFO,	October 30, 2006
Alexandre Routkovski	principal accounting officer,
principal financial officer and
Director

/s/ Victor Krukov	Secretary and Director	October 30, 2006
Victor Krukov